Exhibit 10.1

EXECUTION COPY

Texas Industries, Inc.

and the Guarantors

listed on Schedule A hereto

$650,000,000

9¼% Senior Notes due 2020

Purchase Agreement

dated July 27, 2010

Banc of America Securities LLC

Goldman, Sachs & Co.

UBS Securities LLC

Wells Fargo Securities, LLC

Comerica Securities, Inc.

SunTrust Robinson Humphrey, Inc.

Capital One Southcoast, Inc.

U.S. Bancorp Investments, Inc.

Purchase Agreement

July 27, 2010

BANC OF AMERICA SECURITIES LLC
GOLDMAN, SACHS & CO.
UBS SECURITIES LLC
WELLS FARGO SECURITIES, LLC
COMERICA SECURITIES, INC.
SUNTRUST ROBINSON HUMPHREY, INC.
CAPITAL ONE SOUTHCOAST, INC.
U.S. BANCORP INVESTMENTS, INC.
As Initial Purchasers

c/o BANC OF AMERICA SECURITIES LLC
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Texas Industries Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Initial Purchasers named in Schedule B (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule B of $650,000,000 aggregate principal amount of the Company’s 9¼%  Senior Notes due 2020 (the “Notes”).

The Notes will be issued pursuant to an indenture, dated as of the Closing Date (as defined in Section 2) (the “Indenture”), among the Company, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”).  Notes issued in book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a DTC Agreement, to be dated on or prior to the Closing Date (the “DTC Agreement”), among the Company and the Depositary.

The payment of principal of, premium and Liquidated Damages (as defined in the Indenture), if any, and interest on the Notes and the Exchange Notes (as defined below) will be fully and unconditionally guaranteed on a senior basis, jointly and severally by the Guarantors listed on Schedule A hereto (collectively, the “Guarantors”) pursuant to their guarantees (the “Guarantees”).  The Notes and the Guarantees thereof are herein collectively referred to as the “Securities” and the Exchange Notes and the Guarantees thereof are herein collectively referred to as the “Exchange Securities.”

The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (the “Registration Rights Agreement”), among the Company, the Guarantors and the Initial Purchasers, pursuant to which the Company and the Guarantors will agree to file, under the circumstances set forth therein, a registration statement with the Securities and Exchange Commission (the “Commission”) registering under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) debt securities of the Company and the Guarantors with terms substantially identical to the Notes (the “Exchange Notes”) and the Guarantees thereof to be offered in exchange for the Notes and the Guarantees thereof (the “Exchange Offer”) and, to the extent required by the Registration Rights Agreement, a shelf registration statement relating to resales of the Notes

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (the first time when sales of the Securities are made is referred to as the “Time of Sale”) and the Final Offering Memorandum (each as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to subsequent purchasers (the “Subsequent Purchasers”) at any time after the date of this Purchase Agreement (this “Agreement”).  The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Securities Act, in reliance upon exemptions therefrom.  The terms of the Securities and the Indenture will require that investors that acquire Securities expressly agree that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A (“Rule 144A”) or Regulation S (“Regulation S”) thereunder).

The Company has prepared a preliminary offering memorandum, dated as of July 27, 2010 (the “Preliminary Offering Memorandum”) and a pricing supplement thereto dated the date hereof and attached as Exhibit A hereto (the “Pricing Supplement”).  The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.”  Promptly after the execution of this Agreement, the Company will prepare a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).  Unless stated to the contrary, any references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), prior to the Time of Sale and incorporated by reference therein, and any references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Time of Sale that is incorporated by reference therein.  All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or Final Offering Memorandum shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Pricing Disclosure Package or Final Offering Memorandum, as the case may be.

In connection with the offering of the Notes, the Company is offering to purchase for cash (the “Tender Offer”) any and all of its outstanding 7 ¼% Senior Notes due 2013 (the “Existing Notes”) and has solicited consents to proposed amendments (the “Amendment”) to the related indenture dated July 6, 2005 by and among the Company, the Guarantors and Wells Fargo Bank, National Association (the “Consent Solicitation” and such indenture, as amended and supplemented through the date hereof, the “2005 Indenture”) pursuant to the terms of an Offer to Purchase and Consent Solicitation Statement dated July 27, 2010 and the related Consent and Letter of Transmittal (together, as amended, the “Tender Offer Documents”).  If the Amendment is approved, it will be set forth in a third supplemental indenture (the “Supplemental Indenture”) to the 2005 Indenture.

The issuance and sale of the Notes and the Tender Offer and the Consent Solicitation are collectively referred to herein as the “Transactions.”

Each of the Company and the Guarantors hereby confirms its agreements with the Initial Purchasers as follows:

                                Section 1. Representations and Warranties.  Each of the Company and the Guarantors hereby jointly and severally represents, warrants and covenants to each Initial Purchaser, as of the date hereof (including at the Time of Sale) and as of the Closing Date (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date), as follows:

                                (a) No Registration Required.  Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

               (b) No Integration of Offerings or General Solicitation.  Neither the Company nor any Guarantor has, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act.  None of the Company, the Guarantors, their respective affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”)), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom neither the Company nor the Guarantors makes any representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.  With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, the Guarantors, their respective Affiliates or any person acting on their behalf (other than the Initial Purchasers, as to whom neither the Company nor any Guarantor makes any representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and the Guarantors and their respective Affiliates and any person acting on their behalf (other than the Initial Purchasers, as to whom neither the Company nor any Guarantor makes any representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

                                 (c) Eligibility for Resale under Rule 144A.  The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

                                (d) Pricing Disclosure Package and Offering Memorandum.  Neither the Pricing Disclosure Package, as of the Time of Sale or as of the Closing Date, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), if applicable) as of the Closing Date, contains or will contain or represents or will represent any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through Banc of America Securities LLC expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be.  Each of the Pricing Disclosure Package and the Final Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A.  No order preventing the use of the Preliminary Offering Memorandum, the Pricing Supplement or the Final Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued or, to the knowledge of the Company, has been threatened.

                                (e) Other Written Communications.  The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives an “Issuer Written Communication”) other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum, (iii) the documents listed on Annex A hereto and (iv) any electronic road show.  Each such Issuer Written Communication, when taken together with the Pricing Disclosure Package, did not at the Time of Sale, and will not at the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and each Issuer Written Communication does not conflict with the information contained in the Pricing Disclosure Package or the Final Offering Memorandum.

The documents incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the Exchange Act.

(f) The Purchase Agreement.  This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and each Guarantor, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                                (g) The Registration Rights Agreement.  At the Closing Date, the Registration Rights Agreement will have been duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification thereunder may be limited by applicable law.

                                (h) The DTC Agreement.  At the Closing Date, the DTC Agreement will have been duly authorized, executed and delivered by the Company, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                                (i) Authorization of the Securities and the Exchange Securities.  (i) The Notes to be purchased by the Initial Purchasers from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture, at the Closing Date will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.  (ii) The Exchange Notes have been duly and validly authorized for issuance by the Company and, when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture.

                                (j) Authorization of the Indenture.  The Indenture (including the Guarantees contemplated thereunder) has been duly authorized by the Company and each of the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors and will constitute a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(k) Authorization of the Tender Offer and the Consent Solicitation.  The Company shall consummate the Tender Offer and the Consent Solicitation in accordance with their applicable terms and shall take on a timely basis all material actions necessary or required in relation thereto.  The Company has taken all necessary corporate action to authorize the Tender Offer and the Consent Solicitation.  As of the date on which the Tender Offer and the Consent Solicitation are consummated (assuming receipt by the Company of the requisite consents pursuant to the Consent Solicitation), the Company will have all necessary corporate power and authority to perform all of its obligations contemplated under the Tender Offer Documents and to execute the Supplemental Indenture in connection with the Existing Notes.

                                (l) Description of the Securities and the Indenture.  The Notes, the Exchange Notes and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.  The Exchange Notes will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and the Registration Statement at the time such Registration Statement becomes effective.

                                (m) No Material Adverse Change.  Except as otherwise disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum:  (i) there has been no material adverse change, or any development that could reasonably be expected to result in such a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, or the Guarantors, considered as one entity (any such change is called a “Material Adverse Change”); (ii) neither the Company and its subsidiaries, considered as one entity, nor the Guarantors, considered as one entity, have incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) except as disclosed in the Offering Memorandum and except for the regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

                                (n) Independent Accountants.  Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and internal control over financial reporting of the Company and its subsidiaries filed with the Commission and incorporated by reference in the Offering Memorandum is an independent registered public accounting firm within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

                                (o) Preparation of the Financial Statements.  The financial statements, together with the related notes, incorporated by reference in the Offering Memorandum present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles, as applied in the United States, applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The financial data set forth in the Offering Memorandum under the caption “Summary–Summary Historical Consolidated Financial and Other Data” fairly present the information set forth therein on a basis consistent with that of the financial statements contained in the Offering Memorandum.

                                (p) Incorporation and Good Standing of the Company and its Subsidiaries.  Each of the Company and its subsidiaries has been duly incorporated or organized, as applicable, and is validly existing as a corporation, trust, limited liability company, limited partnership or general partnership in good standing under the laws of the jurisdiction of its incorporation or organization and has corporate, trust, limited liability company, or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of the Company and each of the Guarantors, to enter into and perform its obligations, as applicable, under each of this Agreement, the Registration Rights Agreement, the DTC Agreement, the Securities, the Exchange Securities and the Indenture.  The Company and each subsidiary is duly qualified as a foreign corporation, trust, limited liability company, limited partnership, or general partnership, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.  The only jurisdictions in which the Company and its subsidiaries are required to be so qualified are set forth in Schedule C hereto.  All of the issued and outstanding capital stock or partnership or other ownership interest of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, except as disclosed in the Offering Memorandum, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

                                (q) Capitalization and Other Capital Stock Matters.  As of May 31, 2010 on a consolidated basis, after giving pro forma effect to the Transactions, the Company would have an outstanding capitalization as set forth in the Offering Memorandum under the caption “Capitalization” (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans).  All of the outstanding shares of capital stock of the

Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws.  None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

                                (r) Stock Exchange Listing.  The Common Stock of the Company is registered pursuant to Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

                                (s) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.  The Company’s and each Guarantors’ execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Indenture, the issuance and delivery of the Securities and the Exchange Securities, the Company’s execution, delivery and performance of the DTC Agreement, and consummation of the Tender Offer and the Consent Solicitation in accordance with their terms (i) have been duly authorized by all necessary corporate, trust, limited liability company or partnership action of the Company and the Guarantors and will not result in any violation of the provisions of the charter or by-laws, trust agreement, operating agreement or partnership agreement of the Company or any subsidiary, (ii) assuming receipt by the Company of requisite consents pursuant to the Consent Solicitation and effectiveness of the Amendment, will not conflict with or constitute a breach of, or constitute a Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and such consents as have been obtained and are in full force and effect and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s or any Guarantor’s, as applicable, execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Agreement or the Indenture, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the Tender Offer and the Consent Solicitation, except such as have been obtained or made by the Company or such Guarantors and are in full force and effect and except such as may be required by federal and state securities laws with respect to the filing and effectiveness of the applicable registration statement under the Securities Act and qualification of the Indenture under the Trust Indenture Act in connection with the Registration Rights Agreement.  As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.  The Existing Instruments listed in Schedule D hereto (the “Material Existing Instruments”) are the only agreements that are material to the Company and its subsidiaries taken as a whole.

                                (t) No Material Actions or Proceedings.  Except as otherwise disclosed in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s and the Guarantors’ knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, or (ii) which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding would be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the Transactions.  No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s and the Guarantors’ knowledge, is threatened or imminent.

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                                (u) Intellectual Property Rights.  The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not reasonably be expected to result in a Material Adverse Change.  Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Change.

                                (v) All Necessary Permits, etc.  The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate local, state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, each such certificate, authorization and permit being in full force and effect, and the Company and each subsidiary is in compliance with the terms of each such certificate, authorization and permit, except where the failure to so possess or comply would not, individually or in the aggregate, result in a Material Adverse Change.  Except as disclosed in the Offering Memorandum, neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

                                (w) Title to Properties.  The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(o) above (or elsewhere in the Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary or as disclosed in the Offering Memorandum.  The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

                                (x) Tax Law Compliance.  The Company and its consolidated subsidiaries have filed all necessary material federal, state and foreign income and franchise tax returns and have paid all material taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for such taxes that are contested in good faith by proper proceedings.  The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(o) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

                                (y) Company Not an “Investment Company”.  The Company is not, and after giving effect to the Transactions, will not be, an “investment company” within the meaning of Investment Company Act of 1940, as amended (the “Investment Company Act”) and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

                                (z) Insurance.  Except as otherwise disclosed in the Offering Memorandum, each of the Company and its subsidiaries are insured by recognized, financially sound institutions with coverage in such amounts and with such deductibles and covering such risks as are generally deemed prudent and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes.  The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.  Neither the Company nor any subsidiary has been denied any insurance coverage that it has sought or for which it has applied.

                                (aa) No Price Stabilization or Manipulation.  Neither the Company nor any Guarantor has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the consummation of the Transactions.

                                (bb) Solvency.  Each of the Company and the Guarantors is, and as of the Closing Date will be, Solvent.  As used herein, the term “Solvent” means, with respect to the Company and each Guarantor on a particular date, that on such date (i) the fair market value of its assets (including rights to contribution and reimbursement) is greater than the total amount of its liabilities (including contingent liabilities), (ii) the present fair salable value of its assets is greater than the amount that will be required to pay its probable liabilities on its debts as they become absolute and matured, (iii) it is then able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, (iv) it does not have unreasonably small capital to carry on its business as conducted and as proposed to be conducted and (v) it does not intend to, and does not believe that it will, incur debts and liabilities beyond its ability to pay as such debts and liabilities mature.

                                (cc) Disclosure Controls and Procedures.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system.

                                (dd) Company’s Accounting System.  The Company maintains a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, as applied in the United States, and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as otherwise disclosed in the Offering Memorandum, the Company is not aware, and the Company’s auditors have not brought to the Company’s attention:  (i) any currently existing significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

                                (ee) Sarbanes-Oxley.  There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in any material respect with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

                                (ff) Compliance with Environmental Laws.  Except as otherwise disclosed in the Offering Memorandum or would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority of which the Company has been served, notified or otherwise made aware, no investigation with respect to which the Company or any of its subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s or any Guarantor’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company’s and each Guarantor’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of an Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

                                (gg) Periodic Review of Costs of Environmental Compliance.  In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that, except as described in the Offering Memorandum, such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

                                (hh) ERISA Compliance.  The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with the applicable provisions of ERISA, or if not in material compliance would not result in a Material Adverse Change.  “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member.  No “reportable event” (as defined under ERISA) for which notice requirements have not been waived has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates and which is covered by Title IV of ERISA, except for such reportable events which would not, individually or in the aggregate, result in a Material Adverse Change.  No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated as of the most recent annual valuation date for such plan, would have an “amount of unfunded benefit liabilities” (as defined under ERISA) that would result in a Material Adverse Change.  None of the Company, its subsidiaries or any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 4971, 4975 or 4980B(a) of the Code.  Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

                                (ii) Compliance with Regulation S.  The Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(g)(2) of the Securities Act.

                                (jj) Compliance with Securities Laws.  Each of the Tender Offer Documents complies and (as amended or supplemented, if amended or supplemented) will comply in all material respects with all applicable requirements of the Securities Act and the Exchange Act; and the documents incorporated or deemed to be incorporated by reference into each of the Tender Offer Documents complied, as of the date of filing with the

Commission, in all material respects with all applicable requirements of the Securities Act and the Exchange Act; and each of the Tender Offer Documents (including the documents incorporated or deemed to be incorporated by reference therein) do not and (as amended or supplemented, if amended or supplemented) will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                (kk) Reporting Issuer.  The Company is a “reporting issuer,” as defined in Rule 902 under the Securities Act.

                                (ll) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Offering Memorandum in order to make the statements therein not misleading.

                                (mm) No Conflict with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

                                (nn) No Conflict with OFAC Laws.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by an officer of the Company or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers on the Closing Date shall be deemed to be a representation and warranty by the Company or such Guarantor to each Initial Purchaser as to the matters set forth therein.

 Section 2. Purchase, Sale and Delivery of the Securities.

(a) The Securities.  The Company and the Guarantors agree to issue and sell to the several Initial Purchasers, severally and not jointly, all of the Securities upon the terms herein set forth.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Securities set forth opposite their names on Schedule B, at a purchase price of 98.25% of the principal amount thereof, payable on the Closing Date.

(b) The Closing Date.  Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022 (or such other place as may be agreed to by the Company and the Initial Purchasers) at 9:00 a.m., New York City time, on August 10, 2010, or such other time and date as Banc of America Securities LLC shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).  The Company hereby acknowledges that circumstances under which Banc of America Securities LLC may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or Banc of America Securities LLC to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 16 hereof.

(c) Delivery of the Securities.  The Company shall deliver, or cause to be delivered, to Banc of America Securities LLC for the accounts of the several Initial Purchasers certificates for the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The certificates for the Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Initial Purchasers may designate.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d) Delivery of Final Offering Memorandum to the Initial Purchasers.  As promptly as practicable following the execution and delivery of this Agreement and in any event not later than 12:00 p.m., New York City time, on the second business day following the date hereof, the Company shall prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement.

(e) Initial Purchasers as Qualified Institutional Buyers.  Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a “qualified institutional buyer” within the meaning of Rule 144A (a “Qualified Institutional Buyer”) and an “accredited investor” within the meaning of Rule 501(a) under the Securities Act (an “Accredited Investor”).

 Section 3. Additional Covenants.  Each of the Company and the Guarantors, jointly and severally, further covenants and agrees with each Initial Purchaser, as follows:

(a) Initial Purchasers’ Review of Proposed Amendments and Supplements.  Prior to amending or supplementing the Preliminary Offering Memorandum or the Pricing Supplement, or the Final Offering Memorandum prior to the Closing Date, the Company shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and the Company shall not use any such proposed amendment or supplement to which the Initial Purchasers reasonably object.

(b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters.  If, prior to the later of (x) the Closing Date and (y) completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or if in the opinion of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum, as so amended or supplemented, will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with applicable law.

 Following the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement and for so long as the Securities are outstanding if, in the reasonable judgment of the Initial Purchasers, the Initial Purchasers or any of their affiliates (as such term is defined in the rules and regulations under the Securities Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, such securities, each of the Company and the Guarantors agree (A) to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10(a) of the Securities Act, (B) to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading and  to provide the Initial Purchasers with copies of each amendment or supplement filed and (C) to provide the Initial Purchasers with such other documents as the Initial Purchasers may reasonably request.

 The Company and the Guarantors hereby expressly acknowledge that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3(b).

(c) Copies of the Offering Documents.  The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Written Communication and the Final Offering Memorandum, and any amendments or supplements thereto, as they shall have reasonably requested; provided that such requests are made prior to the original printing of such requested document.

(d) Blue Sky Compliance.  The Company and the Guarantors shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register the Securities for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities.  The Company and the Guarantors shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.  The Company and the Guarantors will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company and the Guarantors shall use their reasonable best efforts to obtain the withdrawal thereof as soon as possible.

(e) Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(f) The Depositary.  The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g) Additional Issuer Information.  Prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under Section 13 or 15(d) of the Exchange Act.  Additionally, at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders and beneficial owners from time to time of Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of subsection (d)(4) of Rule 144A.

(h) Agreement Not To Offer or Sell Additional Securities.  During the period of 180 days following the date of the Final Offering Memorandum, the Company will not, without the prior written consent of Banc of America Securities LLC (which consent may be withheld at the sole discretion of Banc of America Securities LLC), directly or indirectly, issue, sell, offer to sell, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement and, if applicable, to register the Exchange Securities).

(i) Future Reports to the Initial Purchasers.  For so long as any Securities or Exchange Securities remain outstanding, the Company, upon request, will furnish to Banc of America Securities LLC (i) as soon as reasonably practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent registered public accounting firm; (ii) as soon as reasonably practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NYSE or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Securities).

(j) No Integration.  The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(k) Legended Securities.  Each certificate for a Security will bear the legend contained in “Notice to Investors” in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

(l) Rating of Securities.  The Company shall take all reasonable action necessary to enable Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“S&P”), and Moody’s Investor Services, Inc. (“Moody’s”) to provide their respective credit ratings to the Securities at or prior to the time of their initial issuance.

(m) Distribution of Offering Documents.  The Company will not, and will not permit any of its Affiliates or anyone acting on its or its Affiliates’ behalf to (other than the Initial Purchasers and their affiliates), distribute prior to the Closing Date any offering material in connection with the offer and sale of the Securities other than the Preliminary Offering Memorandum, the Pricing Supplement, any electronic roadshow and the Final Offering Memorandum.  Before making, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to Banc of America Securities LLC and counsel for the Initial Purchasers a copy of such written communication for review and will not make, use, authorize, approve or refer to any such written communication to which Banc of America Securities LLC reasonably objects.

 Banc of America Securities LLC, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

 Section 4. Payment of Expenses.  Each of the Company and the Guarantors jointly and severally agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the Transactions (except as otherwise agreed in writing between the Company and any Initial Purchaser), including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent registered public accounting firm and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of each Preliminary Offering Memorandum and the Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Registration Rights Agreement, the Indenture, the  DTC Agreement and the Securities, (v) all filing fees, attorneys’ fees and expenses incurred by the Company, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the Blue Sky laws and, if requested by the Initial Purchasers, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (vi) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or  the Exchange Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by the Financial Industry Regulatory Authority, Inc. (“FINRA”), if any, of the terms of the sale of the Securities or the Exchange Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by DTC for “book-entry” transfer, and (x) the performance by the Company and the Guarantors of their respective other obligations under this Agreement.  Except as provided in this Section 4, Section 6, Section 8, Section 9, and Section 10 hereof (or as otherwise agreed in writing between the Company and any Initial Purchaser), the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

 Section 5. Conditions of the Obligations of the Initial Purchasers.

The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company and each Guarantor of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter.  On the date hereof, the Initial Purchasers shall have received from Ernst & Young LLP, an independent registered public accounting firm for the Company, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to Initial Purchasers, delivered according to Statement of Auditing Standards Nos. 72 and 76 (or any successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in the Preliminary Offering Memorandum and the Pricing Supplement.

(b) No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the Closing Date:

(1) in the judgment of the Initial Purchasers there shall not have occurred any Material Adverse Change; and

(2) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(c) Opinion of Outside Counsel for the Company and the Guarantors.  On the Closing Date the Initial Purchasers shall have received the favorable opinion of Thompson & Knight LLP, counsel for the Company and the Guarantors, dated as of such Closing Date, in form and substance satisfactory to the Initial Purchasers.

(d) Opinion of General Counsel for the Company.  On the Closing Date the Initial Purchasers shall have received the favorable opinion of Frederick G. Anderson, General Counsel for the Company, dated as of such Closing Date, in form and substance satisfactory to the Initial Purchasers.

                                 (e) Opinion of Counsel for the Initial Purchasers.  On the Closing Date the Initial Purchasers shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(f) Officers’ Certificate.  On the Closing Date the Initial Purchasers shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer, President or Treasurer of the Company and the Chairman of the Board, Chief Executive Officer, President or Vice President of each of the Guarantors and the Chief Financial Officer or Chief Accounting Officer of the Company and the Chief Financial Officer or chief accounting officer of each of the Guarantors, dated as of the Closing Date, to the effect set forth in subsection (b)(2) of this Section 5, and further to the effect that:

(1) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred, to the best of their knowledge, any Material Adverse Change;

(2) the representations, warranties and covenants of the Company or such Guarantor set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and

(3) the Company or such Guarantor has complied with all the agreements and satisfied all the conditions on their respective parts to be performed or satisfied at or prior to the Closing Date.

(g) Bring-down Comfort Letter.  On the Closing Date the Initial Purchasers shall have received from Ernst & Young LLP, an independent registered public accounting firm for the Company, a letter dated such date, in form and substance satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that (i) it shall cover the financial and accounting information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(h) Registration Rights Agreement.  The Company and the Guarantors shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.

(i) Tender Offer and Consent Solicitation. (a) The Tender Offer and the Consent Solicitation shall not have been terminated by the Company, (b) the requisite consents of the holders of the Existing Notes necessary to approve the terms of the Amendment to be effected pursuant to the Supplemental Indenture shall have been obtained, (c) concurrently with the closing of the offering of the Notes, the Company will make the Initial Payment (as defined in the Tender Offer Documents) pursuant to the Tender Offer and the Consent Solicitation, and (d) upon payment of the Initial Payment by the Company, the Supplemental Indenture shall be in full force and effect.

(j) Wire Instructions.  The Company shall have furnished the Initial Purchasers with wiring instructions for the application of the proceeds of the Securities in accordance with this Agreement.

(k) Additional Documents.  On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such other information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination

 Section 6.  Reimbursement of Initial Purchasers’ Expenses.  If this Agreement is terminated by the Initial Purchasers pursuant to Section 5, or if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or to comply with any provision hereof (other than as a result of a breach of this Agreement by the Initial Purchasers), each of the Company and the Guarantors jointly and severally agrees to reimburse the Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves for any of the foregoing reasons), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred  by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.  The obligations of the Company and the Guarantors under this Section 6 and the provisions of Section 8 and Section 9 shall at all times be effective and shall survive any termination of this Agreement.

 Section 7. Offer, Sale and Resale Procedures.  Each of the Initial Purchasers, on the one hand, and the Company and the Guarantors, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

(a) Offers and Sales to Qualified Institutional Buyers.  Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made.  Each such offer or sale shall only be made (i) to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act), or (ii) to non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in Annex B hereto, which Annex B is hereby expressly made a part hereof.

(b) No General Solicitation.  The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis.  No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(c) Restrictions on Transfer.  Upon original issuance by the Company and the Guarantors, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the following legend:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i)(a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 (a) (1), (2), (3) OR (7) OF THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”)) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (ii) TO THE ISSUER, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION;

 AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.”

 Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company and the Guarantors for any losses, damages or liabilities suffered or incurred by the Company or the Guarantors, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security by a Subsequent Purchaser or a subsequent transferee.

                                 Section 8. Indemnification.

(a) Indemnification of the Initial Purchasers. Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers, employees and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act and the directors, officers, employees and agents of any such controlling person from and against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, director, officer or agent or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company and/or any Guarantor sought to be bound), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, any Issuer Written Communication (including, but not limited to, any electronic roadshow), the Final Offering Memorandum, or in any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) upon any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above, provided that the Company and the Guarantors shall not be liable under this clause (ii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct; and to reimburse each Initial Purchaser, its directors, officers and agents and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by Banc of America Securities LLC) as such expenses are reasonably incurred by such Initial Purchaser, director, officer or agent or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission relating to such Initial Purchaser made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser expressly for use in the Pricing Disclosure Package and the Final Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company or the Guarantors may otherwise have.

(b) Indemnification of the Company, its Directors and Officers.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, and each of their directors, officers and employees and each person, if any, who controls the Company or the Guarantors within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, the Guarantors or any such director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Pricing Disclosure Package or the Final Offering Memorandum, or in any amendment or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission relating to such Initial Purchaser was made therein, in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser expressly for use therein; and to reimburse the Company, the Guarantors or any such director, officer, employee or controlling person for any legal and other expenses (including the reasonable fees and disbursements of counsel chosen by the Company) as such expenses are reasonably incurred by the Company, the Guarantors or any such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Company and the Guarantors hereby acknowledge that the only information that the Initial Purchasers have furnished to the Company expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto, as the case may be, are the statements set forth (A) as the ninth paragraph on the inside front cover page of the Preliminary Offering Memorandum and the Final Offering Memorandum concerning stabilization by the Initial Purchasers and (B) in the tenth paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum; and the Initial Purchasers severally confirm that such statements are correct.

(c) Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party other than under this Section 8 only to the extent it is not materially prejudiced as a proximate result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Banc of America Securities LLC in the case of Section 8(b) and Section 9), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party or (iii) the employment of such counsel by the indemnified parties shall have been authorized in writing by the indemnifying parties in connection with the defense of such action.

(d) Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent (which consent may not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

 Section 9. Contribution.  If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantors, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities.  The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

 The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 8 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 for purposes of indemnification and the omission to provide notice by the indemnified party shall not relieve the indemnifying party from its contribution obligation regardless of whether the indemnifying party shall have been materially prejudiced by such omission.

 The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

 Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule B.  For purposes of this Section 9, each director, officer, employee and agent of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act and the directors, officers, employees and agents of any such controlling person shall have the same rights to contribution as such Initial Purchaser, and each director of the Company or any Guarantor, and each person, if any, who controls the

Company or any Guarantor within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company or any Guarantor.

 Section 10. Termination of this Agreement.  Prior to the Closing Date, this Agreement may be terminated by the Initial Purchasers by notice given to the Company if at any time after the Time of Sale (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware, Texas or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities; (iv) in the judgment of the Initial Purchasers there shall have occurred any Material Adverse Change; or (v) the Company or any of its subsidiaries shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Initial Purchasers may interfere materially with the conduct of the business and operations of the Company and its subsidiaries regardless of whether or not such loss shall have been insured.  Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Company or any Guarantor to any Initial Purchaser, except that the Company and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (b) any Initial Purchaser to the Company or any Guarantor, or (c) any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

 Section 11. Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors, of their respective officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the Company or any Guarantor or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

 Section 12. Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

Banc of America Securities LLC
One Bryant Park
New York, New York 10036
Facsimile: (212) 847-6441
Attention: High Yield Capital Markets

with a copy to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Facsimile: (646) 848-7293
Attention: Andrew R. Schleider

If to the Company and the Guarantors:

Texas Industries, Inc.
1341 West Mockingbird Lane

Dallas, Texas 75247
Attention: General Counsel

with a copy to:

Thompson & Knight LLP
1722 Routh Street
Suite 1500
Dallas, Texas 75201
Facsimile: (214) 969-1751
Attention: Joe Dannenmaier

Any party hereto may change the address for receipt of communications by giving written notice to the others.

 Section 13. Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 16 hereof, and to the benefit of the employees, officers, directors and agents and controlling persons and their respective employees, officers, directors, and agents referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

 Section 14. Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

 Section 15. Governing Law; Consent to Jurisdiction.

 (a)           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                (b) Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the United States District Court for the Southern District of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

 Section 16. Default of One or More of the Several Initial Purchasers.  If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule B bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.  In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

 As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 16.  Any action taken under this Section 16 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

 Section 17. No Fiduciary Relationship.  Each of the Company and the Guarantors hereby acknowledge that the Initial Purchasers are acting solely as initial purchasers in connection with the purchase and sale of the Securities.  Each of the Company and the Guarantors further acknowledge that each of the Initial Purchasers is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that any Initial Purchaser act or be responsible as a fiduciary to the Company or any Guarantor, their respective management, stockholders, creditors or any other person in connection with any activity that such Initial Purchaser may undertake or has undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof.  The Initial Purchasers hereby expressly disclaim any fiduciary or similar obligations to either the Company or the Guarantors, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and each of the Company and Guarantors hereby confirm their understanding and agreement to that effect.  Each of the Company and the Guarantors and each Initial Purchaser agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by any Initial Purchaser to either the Company or the Guarantors regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Company or the Guarantors.  Each of the Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that such Company or Guarantors may have against the Initial Purchasers with respect to any breach or alleged breach of any fiduciary or similar duty to the either the Company or the Guarantors in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions

Section 18. Patriot Act.  The Company acknowledges that in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

                                 Section 19. General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Table of Contents and the section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Follows]

 If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

TEXAS INDUSTRIES, INC.

By:  /s/ Kenneth R. Allen
Name: Kenneth R. Allen
Title:   Vice President, Finance and Chief Financial Officer

BROOKHOLLOW CORPORATION
BROOK HOLLOW PROPERTIES, INC.
BROOKHOLLOW OF ALEXANDRIA, INC.
BROOKHOLLOW OF VIRGINIA, INC.
SOUTHWESTERN FINANCIAL CORPORATION
CREOLE CORPORATION
PACIFIC CUSTOM MATERIALS, INC.
RIVERSIDE CEMENT COMPANY
PARTIN LIMESTONE PRODUCTS, INC.
RIVERSIDE CEMENT HOLDINGS COMPANY
TXI AVIATION, INC.
TXI CALIFORNIA INC.
TXI CEMENT COMPANY
TXI POWER COMPANY
TXI RIVERSIDE INC.
TXI TRANSPORTATION COMPANY

By:	/s/ Kenneth R. Allen
Authorized Officer

TEXAS INDUSTRIES HOLDINGS, LLC
TEXAS INDUSTRIES TRUST
TXI LLC
TXI OPERATING TRUST

By:	/s/ Kenneth R. Allen
Authorized Officer

TXI OPERATIONS, LP

By: TXI Operating Trust, its general partner

By:	/s/ Kenneth R. Allen
Authorized Officer

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

BANC OF AMERICA SECURITIES LLC
GOLDMAN, SACHS & CO.
UBS SECURITIES LLC
WELLS FARGO SECURITIES, LLC
CAPITAL ONE SOUTHCOAST, INC.
SUNTRUST ROBINSON HUMPHREY, INC.
COMERICA SECURITIES, INC.
U.S. BANCORP INVESTMENTS, INC.

By:  BANC OF AMERICA SECURITIES LLC

By:  /s/ John C. Cokinos
Name: John C. Cokinos
        Title: Managing Director

SCHEDULE A

GUARANTORS

Brookhollow Corporation
Brook Hollow Properties, Inc.
Brookhollow of Alexandria, Inc.
Brookhollow of Virginia, Inc.
Southwestern Financial Corporation
Creole Corporation
Pacific Custom Materials, Inc.
Riverside Cement Company
Partin Limestone Products, Inc.
Riverside Cement Holdings Company
Texas Industries Holdings, LLC
Texas Industries Trust
TXI Aviation, Inc.
TXI California Inc.
TXI Cement Company
TXI LLC
TXI Operating Trust
TXI Operations, LP
TXI Power Company
TXI Riverside Inc.
TXI Transportation Company

A-1

SCHEDULE B

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
BANC OF AMERICA SECURITIES LLC	$390,000,000
GOLDMAN, SACHS & CO.	65,000,000
UBS SECURITIES LLC	65,000,000
WELLS FARGO SECURITIES, LLC	65,000,000
COMERICA SECURITIES, INC.	19,500,000
SUNTRUST ROBINSON HUMPHREY, INC.	19,500,000
CAPITAL ONE SOUTHCOAST, INC.	13,000,000
U.S. BANCORP INVESTMENTS, INC.	13,000,000
Total	$650,000,000

B-1

SCHEDULE C

TEXAS INDUSTRIES, INC.

 SUBSIDIARIES

	State of Authorized to Do business in:	Incorporation or Organization:

Texas Industries, Inc. (“TXI”)	AR, CO, DE, LA, OK, TX	Delaware

Brookhollow Corporation	DE, TX	Delaware

Brook Hollow Properties, Inc.	TX	Texas

Brookhollow of Alexandria, Inc.	LA	Louisiana

Brookhollow of Virginia, Inc.	VA	Virginia

Creole Corporation	DE, CA	Delaware

Pacific Custom Materials, Inc.	CA	California

Riverside Cement Company	CA	California

Partin Limestone Products, Inc.	CA	California

Riverside Cement Holdings Company	CA, DE	Delaware

Texas Industries Holdings, LLC	DE	Delaware

Texas Industries Trust	DE	Delaware

TXI Aviation, Inc.	TX	Texas

TXI California Inc.	DE, CA	Delaware

TXI Cement Company	DE, TX	Delaware

TXI LLC	DE	Delaware

TXI Operating Trust	DE	Delaware

TXI Operations, LP	DE, TX, AR, LA, OK, CO	Delaware

Southwestern Financial Corporation	TX	Texas

TXI Power Company	TX	Texas

TXI Riverside Inc.	DE, CA	Delaware

TXI Transportation Company	TX, LA	Texas

C-1

SCHEDULE D

MATERIAL EXISTING INSTRUMENTS

1.	Tax Sharing and Indemnification Agreement dated July 6, 2005 between Chaparral Steel Company and Texas Industries, Inc.;

2.	Separation and Distribution Agreement dated July 6, 2005 between Chaparral Steel Company and Texas Industries, Inc.;

3.	Amendment No. 1 to Separation and Distribution Agreement dated as of July 27, 2005 between Chaparral Steel Company and Texas Industries, Inc.;

4.
Second Amended and Restated Credit Agreement, dated June 19, 2009, among Texas Industries, Inc., Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and lender, UBS Securities LLC, as Syndication Agent, Wells Fargo Bank, National Association, and Comerica Bank, as Co-Documentation Agents and as lenders, and UBS Loan Finance LLC, General Electric Capital Corporation, Suntrust Bank, Capital One, National Association,  and U.S. Bank National Association, as lenders;

5.
First Amendment to Second Amended and Restated Credit Agreement, dated June 19, 2009, among Texas Industries, Inc., Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and the lenders that are parties thereto;

6.
Second Amendment to Second Amended and Restated Credit Agreement, dated March 24, 2010, among Texas Industries, Inc., Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and the lenders that are parties thereto;

7.
Third Amendment to Second Amended and Restated Credit Agreement, dated April 12, 2010, among Texas Industries, Inc., Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and the lenders that are parties thereto;

8.	Indenture, dated July 6, 2005, among Texas Industries, Inc., the guarantors named therein and Wells Fargo, National Association, as Trustee;

9.	First Supplemental Indenture dated August 18, 2008 among Texas Industries, Inc., the guarantors named therein and Wells Fargo, National Association, as Trustee;

10.	Second Supplemental Indenture dated August 18, 2008 among Texas Industries, Inc., the guarantors named therein and Wells Fargo, National Association, as Trustee;

11.	Rights Agreement dated as of November 1, 2006, between Texas Industries, Inc. and Mellon Investor Services, L.L.C.;

12.	Amendment No. 1 to Rights Agreement, executed February 2, 2010, between Texas Industries, Inc. and Mellon Investor Services, L.L.C.

13.	Amendment No. 2 to Rights Agreement, dated July 19, 2010, between Texas Industries, Inc. and Mellon Investor Services, L.L.C.

14.	Registration Rights Agreement, dated July 6, 2005, by and among Texas Industries, Inc., the guarantors named therein and the initial purchasers named therein;

15.	Registration Rights Agreement dated as of August 18, 2008, by and among Texas Industries, Inc., the

D-1

guarantors named therein and the initial purchasers named therein;

16.	Purchase Agreement dated June 29, 2005 among Texas Industries, Inc. and the initial purchasers named therein;

17.	Purchase Agreement, dated August 7, 2008, among Texas Industries, Inc., the guarantors named therein and the initial purchasers named therein;

18.	Contract, dated September 27, 2005 between Riverside Cement Company and Oro Grande Contractors;

19.	Contract, signed September 21, 2007, between TXI Operations, LP and Amec-Zachry Contractors.

20.	Contract Amendment No. 1, executed August 17, 2009, between TXI Operations, LP and Amec-Zachry Contractors; and

21.	Amended and Restated Security Agreement, dated June 19, 2009, among Texas Industries, Inc., the guarantors named therein and Bank of America, N. A., as Administrative Agent

D-2

EXHIBIT A

PRICING SUPPLEMENT

PRICING SUPPLEMENT	STRICTLY CONFIDENTIAL

$650,000,000 TEXAS INDUSTRIES, INC. 9¼% Senior Notes due 2020 July 27, 2010

Pricing Supplement dated July 27, 2010 to the Preliminary Offering Memorandum dated July 27, 2010 of Texas Industries, Inc. (the “Company”)

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum.

The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.  Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum.

The notes have not been registered under the Securities Act of 1933 and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

This investment involves risks.  See “Risk Factors” beginning on page 9 of the Preliminary Offering Memorandum.  This Pricing Supplement must be read together with the Preliminary Offering Memorandum.

Issuer:	Texas Industries, Inc.
Principal Amount:	$650,000,000

Ex. C-1

Title of Securities:	9¼% Senior Notes due 2020
Final Maturity Date:	August 15, 2020
Offering Price:	100% plus accrued interest, if any, from August 10, 2010
Coupon:	9¼% per annum
Net Proceeds:
The net proceeds of this offering of notes will be approximately $637.1 million after deducting commissions and other expenses relating to the offering payable by us.  As adjusted to give effect to this offering of notes and assuming all of our 7 1/4% Senior Notes due 2013 are purchased in the tender offer, cash and cash equivalents as of May 31, 2010 would have been $150.7 million.

Interest Payment Dates:	February 15 and August 15
First Interest Payment Date:	February 15, 2011
Record Dates:	February 1 and August 1
Optional Redemption:
At any time prior to August 15, 2013, the Company may redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price of 109.250% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding

Ex. C-1

immediately after the occurrence of such redemption (excluding
Notes held by the Company or its Affiliates); and

(2) the redemption must occur within 90 days of the date of the closing of such Equity Offering.

At any time on or prior to August 15, 2015, the Company may redeem all or part of the Notes at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) accrued and unpaid interest, if any to the applicable date of redemption, plus (iii) the Make-Whole Premium.

Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company’s option prior to August 15, 2015.

On and after August 15, 2015, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

Year                                                                                        Percentage
2015 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104.625%
2016 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . 103.083%
2017 . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . 101.542%
2018 and thereafter . . . . . . . . . . . . . . . . . . . . . . . .. ..  . . . …... . .100.000%

Initial Purchasers:	Banc of America Securities LLC

Ex. C-1

Goldman, Sachs & Co.
UBS Securities LLC
Wells Fargo Securities, LLC
Comerica Securities, Inc.
SunTrust Robinson Humphrey, Inc.
Capital One Southcoast, Inc.
U.S. Bancorp Investments, Inc.
Trade Date:	July 27, 2010
Settlement Date:	August 10, 2010 (T+10)
Distribution:	144A and Regulation S with registration rights as set forth in the Preliminary Offering Memorandum
CUSIP Numbers:	144A CUSIP:	882491AP8
	Regulation S CUSIP:	U88244AE5

Ex. C-1

ANNEX A

NONE

ANNEX A

ANNEX B

TERMS AND CONDITIONS OF OFFERS AND SALES

The Initial Purchaser understands that:

a) The Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act. The Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as permitted by and including the statements required by Regulation S.

b) The Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 under the Securities Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Institutional Accredited Investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect.  Terms used above have the meanings assigned to them in Regulation S.”

ANNEX B